                           --SCHEDULE 14A TEMPLATE--
===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                          \    \  OMB Number:      3235-0059  \
 DELETE IF NOT REQUIRED  -------------------   \  Expires:  January 31, 2002  \
                                          /    \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Colorado MEDtech, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF COLORADO MEDTECH, INC.
                         TO BE HELD NOVEMBER 19, 1999

To the Shareholders of Colorado MEDtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Colorado MEDtech, Inc., a Colorado corporation (the "Company"), will be held on November 19, 1999 at 3:00 p.m. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado for the following purposes:

     1. To elect seven directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

     2. To amend the Colorado MEDtech, Inc. Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 3,500,000 to 4,500,000;

     3. To amend the Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 240,000 to 540,000;

     4. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on October 1, 1999, has been fixed as the record date for the determination of holders of Colorado MEDtech, Inc. Common Stock entitled to notice of, and to vote at, the Annual Meeting, and only shareholders of record at such time will be so entitled to vote.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group.

Whether or not you expect to attend the Annual Meeting, holders of Colorado MEDtech, Inc. Common Stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.


                                         By Order of the Board of Directors

                                         /s/ Peter J. Jensen

                                         Peter J. Jensen
                                         Secretary of the Corporation

Date: October 15, 1999

PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            COLORADO MEDTECH, INC.

                              6175 Longbow Drive
                               Boulder, CO 80301


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS

                               November 19, 1999


                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Colorado MEDtech, Inc., a Colorado corporation ("CMED" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on November 19, 1999 at 3:00 p.m. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, and at any and all adjournments of such meeting.

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by American Securities Transfer & Trust, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about October 15, 1999.

     Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its Directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of Common Stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.


                           OUTSTANDING CAPITAL STOCK

     The record date for shareholders entitled to vote at the Annual Meeting is October 1, 1999. At the close of business on that day there were 11,215,020 shares of no par value Common Stock (the "Common Stock") of the Company outstanding and entitled to vote at the meeting.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                       ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the seven nominees named herein for the office of director; (ii) FOR an amendment to the Colorado MEDtech, Inc. Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 3,500,000 to 4,500,000; (iii) FOR an amendment to the Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 240,000 to 540,000; and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock, as of October 1, 1999, by each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. Except as indicated in the footnotes to the table and subject to applicable community property laws, the Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated.


                             Amount and Nature
       Name and Address       of Beneficial
      of Beneficial Owner       Ownership        Percent of Class
     ---------------------      ---------        ----------------

     John V. Atanasoff, II        769,966(1)          6.7%
     6175 Longbow Drive
     Boulder, CO 80301

     Clifford W. Mezey            492,232(2)          4.4%
     6175 Longbow Drive
     Boulder, CO 80301

     Dean A. Leffingwell          405,999(3)          3.6%
     6175 Longbow Drive
     Boulder, CO 80301

     John M. Turner, Ph.D.        171,678(4)          1.5%
     6175 Longbow Drive
     Boulder, CO 80301

     John E. Wolfe                149,500(5)          1.3%
     6175 Longbow Drive
     Boulder, CO 80301

     Lockett E. Wood, Ph.D.       137,219(6)          1.2%
     6175 Longbow Drive
     Boulder, CO 80301

     Robert L. Sullivan           120,413(7)          1.1%
     6175 Longbow Drive
     Boulder, CO 80301

     Bruce L. Arfmann              71,828              *
     6175 Longbow Drive
     Boulder, CO 80301

     Ira M. Langenthal, Ph.D.      46,600(8)           *
     6175 Longbow Drive
     Boulder, CO 80301

     G. Neil Holland               12,500(9)           *
     6175 Longbow Drive
     Boulder, CO 80301

     John P. Jenkins                  -0-             --
     7887 E. Belleview Avenue
     Englewood, CO 80111

     All Directors and          2,484,767(10)        20.7%
     Executive Officers as
     a group (14 persons)

---------------------------------------
*    Less than one percent (1%)
(1) Includes 1,000 shares owned by Mr. Atanasoff's wife as to which he disclaims beneficial ownership. Also includes options to purchase 300,000 shares, which are currently exercisable or become exercisable within 60 days.
(2) Includes 341,932 shares held by the Petsy G. Mezey Trust, of which Mr. Mezey is a trustee. Also includes 58,300 shares that are held by the Clifford W. Mezey Trust, of which Mr. Mezey is a trustee. Also includes 32,000 shares owned by Mr. Mezey's wife for the benefit of grandchildren, as to which shares Mr. Mezey disclaims beneficial ownership. Also includes warrants to acquire 60,000 shares, which are currently exercisable or become exercisable within 60 days.
(3) Includes warrants to acquire 30,000 shares, which are currently exercisable or become exercisable within 60 days.

(4) Includes warrants to acquire 132,604 shares, which are currently exercisable or become exercisable within 60 days.
(5) Includes warrants to acquire 60,000 shares, which are currently exercisable or become exercisable within 60 days.
(6) Includes options to purchase 27,000 shares, which are currently exercisable or become exercisable within 60 days.
(7) Includes warrants to acquire 30,000 shares, which are currently exercisable or become exercisable within 60 days.
(8) Includes warrants to acquire 45,000 shares, which are currently exercisable or become exercisable within 60 days.
(9) Includes options to purchase 12,500 shares, which are currently exercisable or become exercisable within 60 days.
(10) Includes warrants and options to acquire 781,321 shares, which are currently exercisable or become exercisable within 60 days.


                      PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

     Pursuant to the Bylaws, the authorized number of directors of the Company has been set at seven. Six directors are currently serving and there is one vacancy. There is one nominee who is being nominated for his first term. Seven directors are to be elected at the meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than seven persons. If a quorum is present, the seven nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.


         THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR
                                                                 ---
                   EACH NOMINEE FOR THE BOARD OF DIRECTORS.

     The Board of Directors' nominees for the office of director are as follows:


                                                        Year First
                                                         Became a
Name                                        Age          Director
----                                        ---          --------

John V. Atanasoff, II                       64           1993
(C)(N)(S)

Dean A. Leffingwell                         50           1977(1)
(N)(S)

Robert L. Sullivan                          62           1985
(A)(C)(S)

Clifford W. Mezey                           70           1989(1)
(A)(C)(S)

John E. Wolfe                               61           1993
(A)(S)

Ira M. Langenthal, Ph.D.                    63           1996
(N)(S)

John P. Jenkins                             49           (2)

__________________________________
(A)  Member of the Audit Committee
(C)  Member of the Compensation Committee
(N)  Member of the Nominating Committee
(S)  Member of the Strategic Planning Committee
(1) Date became a director of RELA, Inc. ("RELA"). Became a director of the Company in October 1992 in connection with the merger of RELA and the Company.
(2)  Nominated for first term.

     Mr. Atanasoff has been the Chief Executive Officer of the Company since June 1993. From 1989 until January 1993, Mr. Atanasoff served as Chief Executive Officer of Cybernetics Products, Inc., a publicly-traded company that develops and manufactures computer controlled equipment for the electronics industry and computer graphic scanners and cameras for the motion picture and audio visual markets. For more than five years prior to 1989, Mr. Atanasoff held various senior management positions with the Fluid Technology Group of EG&G, Inc. and Textron Systems (formerly AVCO Systems).

     Since February 1997, Mr. Leffingwell has been Vice President of Rational Software Corporation ("Rational"), Santa Clara, CA, a publicly held company that develops and markets tools for software application development. From 1993 to 1997, he was Chief Executive Officer of Requisite, Inc., which developed and marketed software tools for requirements management, and which was purchased by Rational in 1997. From 1992 to 1993, Mr. Leffingwell served as Chairman and Vice President of Business Development of the Company. He also served as the Chief Executive Officer of RELA which he co-founded in 1977.

     Mr. Sullivan is retired from Chiron Diagnostics Corporation, a manufacturer and marketer of medical diagnostic equipment and supplies, where from 1985 to March 1999 he served as Senior Vice President-Finance. From 1962 to 1985, Mr. Sullivan held several operating and financial positions with Corning Glass Works.

     Prior to his retirement in 1994, Mr. Mezey was the majority owner and Chief Executive Officer of Mezey-Puroll Automotive, Inc., an automotive manufacturer's representative company in Michigan, for more than five years. From 1981 to 1994 he was the owner and Chief Executive Officer of Interstate Industries, Inc., a manufacturer of truck wiring harnesses in Michigan.

     Mr. Wolfe has served as President and Chief Executive Officer since 1986 of Metrisa, Inc., a manufacturer and marketer of on-line liquid and gas analyzers to the process and environmental industries. Prior to 1986, he held various senior management positions with EG&G Sealol, Inc., Masoneilan International, Inc. (Division of Studebaker Worthington), Litton Industries and General Electric Company. Mr. Wolfe is a member of the board of directors of Metrisa, Inc.

     Dr. Langenthal has been a corporate consultant and private investor since 1991. He joined Honeywell, Inc. in 1972 as a result of Honeywell's acquisition of Signal Analysis Industries, a public company he co-founded. Dr. Langenthal held various senior management positions at Honeywell, and from 1986 to 1990 he was Vice President/General Manager of Honeywell's Test Instruments Division, a manufacturer of information storage products and systems. In 1990 this business was part of a corporate spin-off forming a new company, Alliant Techsystems, Inc. at which Dr. Langenthal continued to serve as Vice President/General Manager until his departure in 1991.

     Mr. Jenkins is Chief Executive Officer and President of TAVA Technologies, Inc., a leading provider of information and automation technology solutions to process and manufacturing industries. TAVA Technologies, Inc. is a subsidiary of Real Software Group, N.V., an international information technology (IT) services and products company based in Belgium. Mr. Jenkins has been Chief Executive Officer of TAVA Technologies since 1995, and was a director and chairman of TAVA Technologies from 1995 until the acquisition of TAVA by Real Software in July 1999. From 1990 to 1995, Mr. Jenkins was President of Morgan Technical Ceramics, Inc., a subsidiary of Morgan Crucible Company, Plc., a developer and manufacturer of industrial ceramics and other advanced materials.

Committees of the Board of Directors

     The Company has an Audit Committee, a Compensation Committee, a Nominating Committee and a Strategic Planning Committee. The Audit Committee is responsible for (i) reviewing the scope of the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met four (4) times in the fiscal year ended June 30, 1999. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met four (4) times in the fiscal year ended June 30, 1999. The Nominating Committee is responsible for reviewing potential candidates for director and for the recommendation of candidates to the Board. The Nominating Committee will accept director nominations from shareholders at the Annual Meeting. The Nominating Committee met six (6) times during the fiscal year ended June 30, 1999. The Strategic Planning Committee is responsible for reviewing new product, licensing and acquisition, as well as other strategic issues. The Strategic Planning Committee met four (4) times in the fiscal year ended June 30, 1999.

     Directors are reimbursed for expenses incurred for attending any Board or committee meeting. There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company.

     During the fiscal year ended June 30, 1999, there were four (4) regular meetings and four (4) special meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended June 30, 1999 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended June 30, 1999, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements. Charles W. Philipp, Jr., Vice President of BioMed Y2K, Inc., filed a Form 3 in April 1999 to report his election as an officer in November 1998. Lee Erb, Vice President - Technology of the Company filed a Form 4 in March 1999 to report the exercise of stock options in December 1998 and January 1999 and an earlier purchase of common stock. Neil Holland, President of the Imaging and Power Systems division filed a Form 3 in July 1999 to report his earlier election as an officer. John Turner, President of the CMED/RELA division, filed a Form 4 in March 1999 to report the exercise of stock options and sale of common stock in December 1998.

Executive Officers

     The following persons are the executive officers of the Company:

Name                                          Position
----                                          --------

John V. Atanasoff, II               Chairman, Chief Executive Officer and
                                    President

Stephen P. Hall                     Chief Financial Officer and Treasurer

Stephen K. Onody                    Vice President - Business Development

Lockett E. Wood, Ph.D.              Vice President of the Company and General
                                    Manager of the Automation division

John M. Turner, Ph.D.               President of CMED/RELA division

G. Neil Holland                     President of Imaging and Power Systems
                                    division

Jonathan Kagan                      President of CMED Catheter and Disposables
                                    Technology, Inc., a subsidiary of the
                                    Company


     Information concerning the business experience of Mr. Atanasoff is provided under the section entitled "Election of Directors."

     Stephen P. Hall, age 48.  Mr. Hall has served as Chief Financial Officer
     -----------------------
and Treasurer of the Company since September 1999. From January 1999 to August 1999, he was chief financial officer for Spectral Solutions, Inc., a privately held wireless communications company, and for SmartCard Solutions, Inc., a privately held software development company. From November 1993 to January 1999, Mr. Hall was chief financial officer of Gulfco, Ltd., a privately held consulting and investment company, and held various executive management positions with Gulftech International, Inc. and its subsidiaries, a privately held company in the food processing machinery industry. From 1990 to 1993, Mr. Hall was vice president - finance and chief financial officer of BioTechnica International, Inc., a genetic engineering and agricultural products company.

     Stephen K. Onody, age 46.  Mr. Onody has served as Vice President -
     ------------------------
Business Development of the Company since July 1999. From 1995 to June 1999, he was Vice President of Global Corporate Business & New Product Development at Vital Signs, Inc., a manufacturer of single patient use anesthesia, respiratory and critical care devices. Mr. Onody was also the General Manager and Operating Officer of the West Coast Division of Vital Signs. From 1992 to 1995, he was founder and general manager of a private management and technology group focused on identifying and funding medical technology companies. Prior to 1992, Mr. Onody held general management, senior executive, senior marketing and business development management positions at SpaceLabs Medical, Inc. and Boston Scientific Corporation.

     Lockett E. Wood, Ph.D., age 60.  Dr. Wood has served as Vice President
     ------------------------------
since 1992. Since February 1999 he has been the acting general manager of the CMED Automation division. Dr. Wood served as a director of the Company from its inception in 1977 through 1993. Dr. Wood also served as President from the Company's inception through April 1986, at which time he became Chairman of the Board of Directors, serving in that capacity through September 1987. Dr. Wood again became President from April 1991 until October 1992, at which time he was appointed President of the former Cybermedic Division of the Company. Prior to founding the Company, Dr. Wood was with the National Bureau of Standards of the U.S. Department of Commerce for 14 years.

     John M. Turner, Ph.D., age 46.  Mr. Turner has served as President of the
     -----------------------------
CMED/RELA division since August 1997. From 1991 to August 1997, Mr. Turner was Vice President--Technology of Baxter Healthcare IV Systems, a division of Baxter International, Inc. ("Baxter") involved in the development and manufacture of medical products for the hospital, pain therapy and home care markets. From April 1996 to August 1997, Mr. Turner was Acting General Manager of Medication Delivery Devices after its acquisition by Baxter. Prior to Baxter, Dr. Turner had a successful career in three high technology, start-up companies and in academics.

     G. Neil Holland, age 47.  Mr. Holland has served as President of the
     -----------------------
Imaging and Power Systems division since June 1998. Prior to joining Colorado MEDtech, from 1997 to June 1998 he was General Manager, Global MR Engineering for General Electric Medical Systems. From 1992 to 1997 he was General Manager of Elscint MR, Inc., a subsidiary of Elscint Ltd. He held engineering and program management positions with Picker International from 1981 to 1992.

     Jonathan Kagan, age 43.  Mr. Kagan has served as President of CMED Catheter
     ----------------------
and Disposables Technology, Inc. ("CDT"), a subsidiary of the Company, since 1986. The Company acquired CDT in February 1997. CDT designs and manufactures unique medical disposable devices, primarily catheters, used in angioplasty, minimally invasive surgery, electrophysiology, and infertility treatment.

     The Chief Executive Officer is appointed by the Board of Directors and serves at the Board's discretion. The Board of Directors, and such other officers as the Board of Directors may authorize from time to time, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the Board of Directors or such other appointing officers deem necessary or appropriate. The Chief Executive Officer shall have the right to reject the appointment of any other officer appointed by the Board of Directors. If an additional officer is appointed by an appointing officer, such additional officer serves at the discretion of the appointing officer and the Board of Directors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following summary compensation table sets forth the cash compensation earned for the fiscal years ended June 30, 1999, 1998 and 1997 by the Company's Chief Executive Officer and by the four highest compensated executive officers who were serving as executive officers at the end of the 1999 fiscal year whose individual total cash compensation for the 1999 fiscal year exceeded $100,000 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                             Long Term Compensation
                                                                    Awards
                                                            ----------------------
                                                                        Securities
                                  Annual Compensation       Restricted  Underlying
                                -------------------------   Stock       Options/    All Other
Name and Principal                     Salary     Bonus     Awards      SARS        Compensation(1)
   Position                     Year    ($)        ($)       ($)        (#)         ($)
-------------------             ----  --------   --------   ----------  ----------  ------------
John V. Atanasoff, II           1999  $200,000   $134,400      -0-             -0-        $4,904
 Chief Executive Officer,       1998   170,000     81,396      -0-             -0-         5,231
 President and Chairman         1997   145,000     70,563      -0-             -0-         4,977

John M. Turner, Ph.D.(2)        1999   142,000     89,460      -0-          10,000         4,080
 President-RELA                 1998   123,750     77,356      -0-         250,000           -0-

Bruce L. Arfmann(3)             1999   130,000     94,185      -0-          20,000         4,620
 Senior Vice President,         1998   122,000     60,848      -0-          25,000         4,476
 Chief Financial Officer        1997   110,000     60,306      -0-          25,000         4,222

G. Neil Holland(4)              1999   125,360     90,259      -0-          50,000         3,008
 President-Imaging and
 Power Systems

Lockett E. Wood, Ph.D.          1999   100,000     50,400      -0-             -0-         3,820
 Vice President                 1998    95,800     35,039      -0-          60,000         4,028
                                1997    95,800     44,260      -0-          12,000         3,553

-----------------------

(1) Contributions to 401(k) Plan and payments of life insurance premiums on behalf of the Named Executive Officers.
(2) Dr. Turner became President of the RELA division in August 1997.
(3) Mr. Arfmann retired July 1, 1999.
(4) Mr. Holland became President of the Imaging and Power Systems division in June 1998.

   The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended June 30, 1999 to each of the Named Executive Officers.

                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                              Percent of Total      Exercise
                                  Number of Securities    Options/SARs Granted            or                         Grant Date
                               Underlying Options/SARs            to Employees    Base Price                            Present
Name                                       Granted (#)          in Fiscal Year       ($/Sh.)     Expiration Date   Value ($)(2)
----                           ----------------------     --------------------    ----------     ---------------   -----------
John V. Atanasoff, II                             -0-                       --            --                  --            --

John M. Turner, Ph.D.                       10,000(1)                     2.1%         $8.94            11/20/03        51,800

Bruce L. Arfmann                            20,000(1)                     4.1%          8.94          8/01/99(3)       103,600

G. Neil Holland                             50,000(1)                    10.3%          8.94            11/20/03       259,000

Lockett E. Wood, Ph.D.                            -0-                      --             --                  --            --

-------------------------
(1)  Options vest equally one-fourth each year commencing November 20, 1999.
(2) Discounted present value of the option grant calculated on the date of grant using the Black-Scholes option pricing model.
     The following assumptions were used in such model:
  - expected volatility of the common stock -- 64.26% (based upon the closing market price at the end of each month since
     October 1992);
  - risk-free rate of return -- 4.51%;
  - dividend yield -- 0%; and
  - time of exercise/average adjusted lives -- 5 years (assumes options will be exercised the day prior to scheduled expiration).
(3)  Mr. Arfmann retired July 1, 1999.

     The following table sets forth information concerning the number and value of options exercised during the fiscal year ended June 30, 1999 and the year-end value of unexercised options to purchase Common Stock of the Company for each Named Executive Officer.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                             Number of Securities       Value of Unexercised
                                                            Underlying Unexercised    In-the-Money Options/SARs
                                                          Options/SARs at FY-End (#)      at FY-End ($)(1)
                             Shares                      --------------------------  --------------------------
                           Acquired on       Value
        Name               Exercise (#)   Realized ($)   Exercisable  Unexercisable  Exercisable  Unexercisable
        ----               -----------    ------------   -----------  -------------  -----------  -------------
John V. Atanasoff, II          425,060       3,865,078       324,940        260,000    6,535,783      4,859,400

John M. Turner, Ph.D.           36,562         274,169        46,771        176,667      770,318      2,875,005

Bruce L. Arfmann                62,917         641,399             0              0            0              0

G. Neil Holland                      0               0             0         50,000            0        650,000

Lockett E. Wood, Ph.D.               0               0        20,500         51,500      329,505        749,715

-----------------------------

(1) Based upon the difference between the fair market value of Company Common Stock on June 30, 1999 and the exercise price. The fair market value of Company Common Stock at June 30, 1999 was $21.94 per share, the closing price of Common Stock on such date.

Director Compensation

     Directors of the Company who are not also employees of the Company are reimbursed all out-of-pocket expenses incurred in attending each meeting or committee meeting of the Board of Directors. In consideration of their service as directors, non-employee directors periodically receive warrants to purchase Common Stock of the Company, which warrants generally vest 15,000 shares per year, subject to continued service on the Board, and have an exercise price equal to the fair market value of the Common Stock on the date of grant. In August 1998, non-employee directors Dean Leffingwell, Clifford Mezey, Robert Sullivan, John Wolfe and Ira Langenthal were granted warrants to purchase an aggregate of 150,000 shares of Common Stock at $7.00 per share. These warrants vest one-half in June 1999, and one-half in June 2000. 30,000 of such warrants expired in fiscal year 1999. All director warrants have a five-year term from their grant date. In the aggregate, director warrants to purchase 300,000 shares of Common Stock are outstanding, and of such amount, warrants to purchase 60,000 shares expire in June 2000, warrants to purchase 15,000 shares expire in November 2001, warrants to purchase 75,000 shares expire in November 2002 and warrants to purchase 150,000 shares expire in November 2003.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is comprised of directors Clifford W. Mezey, Robert L. Sullivan and John V. Atanasoff II. Mr. Atanasoff is Chief Executive Officer and President of the Company. The other members of the committee are not employees of the Company and have never been employed by the Company or any of its subsidiaries.

The Compensation Committee Report on Executive Compensation and the Stock Performance Graph which follows shall not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report or graph by reference.

Compensation Committee Report on Executive Compensation

   The following report has been submitted by the Compensation Committee of the Board of Directors:

   The Compensation Committee of the Board of Directors and the Company's Chief Executive Officer have furnished the following joint report on executive compensation. The Company's executive compensation is determined by the Compensation Committee, which is comprised of two non-employee members of the Board of Directors and the Company's Chief Executive Officer. Messrs. Mezey, Sullivan and Atanasoff are members of the Compensation Committee.

   The Company's executive compensation program is based on the philosophy that compensation of executive officers should be directly and materially linked to the operating performance of the Company, to the interests of shareholders and to the competitive marketplace. In implementing this philosophy, the Company's policies integrate annual base compensation with cash bonuses and incentive stock option awards based upon the Company's overall performance. Annual cash compensation, together with incentive cash bonus compensation and grants of stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

   With respect to compensation for Mr. Atanasoff, the Company's Chief Executive Officer, in 1993 the Board of Directors approved an arrangement intended to provide Mr. Atanasoff with the opportunity to own approximately 5 - 10% of the Company's outstanding shares. The arrangement included the issuance of 300,000 incentive stock options which vested over a three-year period at 100,000 shares per year, which are exercisable for five years after the date each portion has vested. In 1995 and 1996, the Board of Directors, as a result of excellent Company performance, granted Mr. Atanasoff a total of 560,000 additional incentive stock options. These options vest at 100,000 shares per year for the first 300,000 shares and the remaining 260,000 shares vest after seven years; however, the 260,000 shares may vest earlier if the Company achieves certain targeted stock prices in September 2000. The Compensation Committee believes that these arrangements provide assurance that Mr. Atanasoff's personal financial interests and financial commitments are aligned with the interests of all shareholders.

   The Compensation Committee has increased Mr. Atanasoff's annual compensation on two occasions in recognition of the Company's continued improvements in overall performance, including substantial increases in revenues, profitability and number of employees and the achievement of key strategic initiatives and related measurements of growth. In addition, the Compensation Committee has authorized cash bonuses for Mr. Atanasoff in recognition of Mr. Atanasoff's achievements and leadership of the Company.

   Compensation for executive officers is a combination of base salary, incentive bonus and stock option grants. With respect to Mr. Atanasoff and the other executive officers, the Compensation Committee evaluates their compensation based on the level of job responsibility, the individual's level of performance and Company performance. The Committee also takes into consideration the value of the job in the marketplace. The Compensation Committee has not used compensation consultants but has relied on compensation surveys in comparable industries and publicly available information for other public companies of comparable size. A significant portion of executive officer compensation is comprised of incentive bonus and stock option grants. The size of incentive bonus for each executive is tied in part to each executive's performance and the extent to which the Company and each executive meet revenue and net income goals. To retain its highly skilled executive officers, the Compensation Committee expects to place increasing emphasis on incentive compensation and to set base salaries near the median for comparable companies.

   Members of the Compensation Committee
      Clifford W. Mezey, Chairman
      Robert L. Sullivan, Director
      and John V. Atanasoff, II, Director
      and Chief Executive Officer

Stock Performance Graph

   The following graph compares the cumulative total stockholder return for the period June 30, 1994 to June 30, 1999 between the Company's common stock, the Russell 2000 Stock Index and a self-determined Peer Group Composite Index selected by the Company. Returns are based on a $100 investment on June 30, 1994 and are calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends.



                       [PERFORMANCE GRAPH APPEARS HERE]

                 30-Jun-94     30-Jun-95     30-Jun-96      30-Jun-97      30-Jun-98      30-Jun-99
               -------------  -----------  -------------  -------------  -------------  -------------
CMED                 $100.00      $122.73        $218.18        $427.27        $618.18      $1,595.45

Peer Group           $100.00      $103.12        $140.27        $247.84        $230.64      $  254.64
 Composite

Russell 2000         $100.00      $118.04        $144.25        $164.95        $190.35      $  190.47
 Index



   The members of the self-selected peer group are: Analogic Corporation, ACT Manufacturing, Inc., Benchmark Electronics, Inc., Del Global Technologies, Inc., Plexus Corporation, SeaMED Corporation, Sparton Corporation and Zevex International, Inc. In selecting a peer group, the Company sought similar-sized companies in the medical device industry with a mix of outsourcing services and proprietary products. While Colorado MEDtech is primarily a medical device outsourcing company, a significant portion of its business is the manufacture of proprietary medical products, principally MRI accessories. This unique combination of outsourcing services and proprietary products made the selection of a peer group difficult. Certain of the Peer Group Composite companies produce competing medical products and others provide similar outsourcing or contract manufacturing services, but none of the peer group companies provide a combination of outsourcing services and proprietary products directly comparable to those of the Company. Such differences may limit the comparability of the performance between the Company's stock and the Peer Group Composite.

   The returns of each component issuer of the Peer Group Composite index are weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated. The Russell 2000 Stock Index is an index of U.S. small company stocks. Returns for the following companies in the Peer Group Composite index are only for the periods following their initial public offerings: ACT Manufacturing (IPO - March 30, 1995); SeaMED Corporation (IPO - November 19, 1996). To construct the Russell 2000 index, the Frank Russell Company first constructs the Russell 3000 index by selecting the 3,000 largest companies headquartered in the United States. The 1,000 largest stocks become the Russell 1000 and the remaining stocks become the Russell 2000 index.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   In June 1993, the Company entered into an employment agreement with John V. Atanasoff II, Chief Executive Officer of the Company, which has a three-year term. The Company and Mr. Atanasoff amended the employment agreement in November 1995 and May 1996 to extend the term through June 2002. As of July 1, 1999, Mr. Atanasoff's compensation pursuant to the agreement is $200,000. The agreement also provides for incentive compensation in the form of an annual bonus, calculated as a percentage of annual salary, which is based on the overall profitability of the Company. In connection with and as a condition of the employment agreement, Mr. Atanasoff executed a noncompetition agreement in which he agreed not to engage in competitive activities for a period of two years after his employment with the Company is terminated, whether voluntarily or involuntarily. The Company also agreed to grant a nonqualified stock option to purchase up to 300,000 shares of the Company's common stock at a purchase price of $1.25 per share. In April 1994, the nonqualified option was converted to an incentive stock option under identical price, terms and conditions. The option vested 100,000 shares per year over three years and became fully exercisable in June 1996. In consideration for and at the time of the November 1995 extension of the employment agreement, the Company granted Mr. Atanasoff an incentive stock option to purchase up to 300,000 shares of the Company's Common Stock at a purchase price of $1.84 per share (the "300,000 Share Option"). The 300,000 Share Option vests in 100,000 share increments per year over three years. On May 31, 1996, pursuant to the extended employment agreement, the Company granted Mr. Atanasoff an incentive stock option to purchase 260,000 shares of Common Stock at a purchase price of $3.25 per share (the "260,000 Share Option"; and with the 300,000 Share Option, the "Options"). The 260,000 Share Option vests in June 2002, subject to earlier vesting if the Company achieves certain stock prices by September 2000. If the Company terminates the employment of Mr. Atanasoff at any time prior to June 2002, no vesting of the Options shall occur after the date of termination, but if Mr. Atanasoff is terminated for a reason other than cause, Mr. Atanasoff will be entitled to receive a severance payment amounting to all compensation remaining under the agreement; however, such payment shall not be less than one year's base salary if termination occurs after June 21, 2001. The agreement provides for severance pay equal to two years' base salary if termination at any time is the result of a change in Company ownership greater than 30%. Each portion of the vested Options shall be exercisable for five years after the date such portion has vested.

   In February 1994, the Company entered into an employment agreement with Lockett E. Wood, Ph.D., Vice President of the Company. The agreement fixes Dr. Wood's compensation (at July 1, 1999: $100,000) and provides for a severance payment equal to one year's salary if his employment is terminated as a result of loss of officer status, relocation of the Company or for reasons other than cause. The agreement provides for a severance payment equal to two years' salary if within two years from the closing date of an acquisition of the Company, he is terminated without cause. The agreement has no fixed term and may be terminated by either party at any time.

                  PROPOSAL 2 - AMENDMENT OF STOCK OPTION PLAN

   On October 5, 1999, the Board of Directors amended, subject to shareholder approval, the Colorado MEDtech, Inc. Stock Option Plan (the "Plan"). The number of common shares available for issuance under the Plan was increased to 4,500,000 common shares from 3,500,000, subject to adjustment for dividend, stock split or other relevant changes in the Company's capitalization. The Plan, as proposed to be amended, is set forth as Exhibit A to this Proxy Statement.

   The Board of Directors believes that the Plan has been of material benefit to the Company by assisting the Company and its subsidiaries in attracting, retaining and motivating key employees of proven ability. The Board of Directors also believes that the best interests of the Company and its shareholders require that the Company continue to be in a position to offer options to present and prospective key personnel and expand its ability to offer options to present and prospective consultants and to present and prospective directors who are not employees of the Company or any subsidiary of the Company.

   The purpose of the Plan is to promote the interests of the Company and its shareholders by helping the Company and its subsidiaries attract, retain, and motivate key employees and consultants, including officers and directors who are employees of or consultants to the Company or any of its subsidiaries, and nonemployee directors of the Company. Participation in the Plan is very broad-based. It is the Company's current practice to grant options each fall to all levels of full-time employees based on performance.

   The Board of Directors adopted the Plan on June 25, 1992. The Plan was approved by the shareholders at a Special Meeting of Shareholders held May 14, 1993. At an Annual Meeting of Shareholders on November 22, 1996, the shareholders authorized 2,000,000 shares to be reserved for issuance under the Plan, and at an annual meeting of shareholders in November 1997, the shareholders authorized an increase in the number of shares reserved under the Plan to 3,500,000

   As of September 30, 1999, options to purchase an aggregate of 3,193,234 shares of Common Stock (net of options canceled) had been granted pursuant to the Plan and options to purchase 942,916 shares had been exercised. Options to purchase 2,250,318 shares remain outstanding. As of September 30, 1999, the market value of all shares of Common Stock subject to outstanding options was $32,490,091 (based upon the average bid and asked prices as reported by Nasdaq on such date).

   As of September 30, 1999, options to purchase approximately 306,766 shares remained available under the Plan. The increase in shares available for grant under the Plan is necessary to fund the annual grant of options to employees and to provide for future growth of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PLAN INCREASING THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE THEREUNDER TO 4,500,000 FROM 3,500,000.

   The amendment to the Plan will be approved if the number of votes cast favoring the action exceed the number of votes cast opposing the action. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the adoption of the amendment to increase the number of shares reserved for issuance thereunder to 4,500,000 from 3,500,000. The following description of the Plan, as amended, is qualified in its entirety by reference to the Plan included herewith as Exhibit A.

     Summary Of The Plan

     Administration. The Board of Directors is responsible for administering the Plan. The Board of Directors has full authority, subject to the terms of the Plan, to make all determinations under the Plan. The Board of Directors may delegate administration of the Plan to a committee composed of two or more directors, each of whom is a "non-employee director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Company will indemnify each member of the Board of Directors for actions taken under the Plan.

     Incentive and Nonstatutory Stock Options. The Board of Directors may grant incentive stock options under the Plan and options which do not qualify as incentive stock options ("nonstatutory stock options").

     Stock Appreciation Rights And Supplemental Bonuses. The Board of Directors may grant Stock Appreciation Rights, which are the right to receive payment, in shares of Common Stock, cash, or a combination thereof, of the redemption value of a specified number of shares of Common Stock then purchasable under an option. The Board of Directors may grant Supplemental Bonuses in connection with an option or Stock Appreciation Right, in an amount not to exceed the income tax liability incurred by the optionee upon the exercise of the option or Stock Appreciation Right.

     Eligibility. Employees of the Company and its subsidiaries, including officers and directors who are employees of the Company or any subsidiary of the Company, will be eligible to receive incentive stock options and nonstatutory stock options under the Plan. As of June 30, 1999, the Company had approximately 405 total employees eligible to participate in the Plan. Members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries are eligible to receive nonstatutory stock options under the Plan. There are currently five (5) non-employee directors of the Company. The benefits or amounts that will be received by or allocated to persons eligible to receive options under the Plan are not determinable.

     Exercise Price. The Plan provides that the exercise price under each incentive stock option shall be no less than 100% of the fair market value (110% of the fair market value for employees owning more than 10% of the Company's Common Stock) of the Common Stock on the day the option is granted. The exercise price for each nonstatutory stock option granted under the Plan will be the price established by the Board of Directors which normally is expected to be no less than 100% of the fair market value on the date the option is granted. The exercise price of an option is to be paid in cash or in such other consideration as the Board deems acceptable, including the optionee's promissory note. The Board may also permit a participant to surrender previously owned shares to the Company, the fair market value of which would be applied to the option exercise price.

     Non-Transferability. All options granted under the Plan may be exercised during the optionee's lifetime only by the optionee and are non-transferable except by will or the laws of descent and distribution. Notwithstanding the above, the Board may, at its discretion, permit the transfer of a nonstatutory option.

     Exercise. The duration of each option will be as specified by the Board but will not exceed ten years from the date of grant (five years for incentive stock options granted to holders of more than 10% of the Company's Common Stock). The Board, at its discretion, may establish a vesting schedule for any option granted under the Plan.

     Effect of Termination of Services. If an optionee's employment is terminated because of the optionee's death or for a reason other than death, exercisable options held by the optionee may be exercised no later than thirty days following the optionee's termination or death. If the optionee is an employee of the Company or a subsidiary of the Company and the termination is due to the optionee's permanent and total disability, exercisable options held by the optionee may be exercised for a period of three months following the termination. In each case, the options may be exercised only to the extent exercisable on the date of termination of employment and in no event is an option exercisable after the termination date specified in the option grant.

     Stock Dividends and Stock Splits. The number, kind and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification, or other similar change in the Company's outstanding securities. The number of the shares of Common Stock of the Company reserved for issuance pursuant to options granted under the Plan will be adjusted by the Board of Directors for any such changes.

     If within the duration of the stock option there is a corporate merger, consolidation, acquisition of assets, or other reorganization ("Transaction") and if such Transaction affects the Common Stock, the participant shall thereafter be entitled to receive upon the exercise of his stock option those shares or securities that he would have received had the stock option been exercised prior to such Transaction and had the participant been a shareholder of the Company with respect to such shares. If the Company is not the surviving corporation in such a Transaction, all options outstanding under the Plan as of the day before the Transaction, to the extent not exercised, shall become exercisable in full, unless the Board of Directors shall have prescribed other terms and conditions to the exercise of the options.

     Term of Plan; Amendment. The Plan will terminate on June 24, 2002, ten years from the date the Plan was adopted by the Board of Directors, or, if earlier, upon the purchase of all Common Stock subject to the Plan pursuant to the exercise of options granted under the Plan. Any options outstanding after the termination of the Plan will remain in effect in accordance with their terms. The Board of Directors may terminate or amend the Plan, except that the Board may not, without shareholder approval, increase the number of shares of Common Stock as to which options may be granted, materially increase the benefits accruing to participants or materially modify the eligibility requirements.

     Federal Income Tax Consequences

     Incentive Stock Options. An optionee will not realize taxable income upon the grant of an incentive stock option under the Plan. In addition, an optionee will not realize taxable income upon the exercise of an incentive stock option if the optionee holds the shares acquired until at least one year after exercise and, if later, until two years after the date of grant of option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If an optionee acquires stock through the exercise of an incentive stock option under the Plan and subsequently sells the stock after holding the stock for the period described above, the gain which is the difference between the sale price of the stock and the option exercise price will be taxed as capital gain. The gain will not be treated as ordinary income except when the holding period requirements discussed above are not satisfied.

     An incentive stock option does not entitle the Company to an income tax deduction except to the extent that an optionee realizes ordinary income therefrom.

     Nonstatutory Options. An optionee generally will not realize taxable income upon the grant of a nonstatutory stock option. When an optionee exercises a nonstatutory stock option, the optionee will realize taxable ordinary income at that time equal to the difference between the option price and the fair market value of the stock on the date of exercise.

     An optionee will generally have a basis in stock acquired through the exercise of a nonstatutory stock option under the Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as capital gain.

     Any ordinary income realized by an optionee upon exercise of a nonstatutory stock option will be allowable to the Company as a deduction at the time it is realized by the optionee.

     Participants in the Plan should consult their own tax advisors to determine the specific tax consequences of the Plan for them.


          PROPOSAL 3 - AMENDMENT OF 1996 EMPLOYEE STOCK PURCHASE PLAN

   On October 5, 1996, the Board of Directors amended, subject to shareholder approval, the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The number of common shares available for issuance under the Purchase Plan was increased to 540,000 common shares from 240,000, subject to adjustment for dividend, stock split or other relevant changes in the Company's capitalization. The Purchase Plan allows employees of the Company to withhold salary and use it to purchase shares of Company stock at discounts to market price. The Company believes that granting the opportunity to employees to acquire shares of its Common Stock under the Purchase Plan is in the best interests of the Company. A copy of the Purchase Plan, as proposed to be amended, is attached hereto as Exhibit B.

   The Purchase Plan currently consists of three (3) annual offerings of not more than 80,000 shares of Common Stock each. In January 1998, 75,526 shares were issued under the Purchase Plan, and in January 1999, 53,365 shares were issued. The third lot of up to 80,000 shares will be issued to employees in January 2000 pursuant to employee payroll deductions during 1999. In order to continue the Purchase Plan into 2000, the Purchase Plan must be extended for additional years and additional shares of common stock must be authorized for issuance under the plan. The Board of Directors feels the Purchase Plan has been an important factor in allowing the Company to hire and retain quality employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PURCHASE PLAN INCREASING THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE THEREUNDER TO 540,000 FROM 240,000.

   The amendment to the Purchase Plan will be approved if the number of votes cast favoring the action exceed the number of votes cast opposing the action. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the adoption of the amendment to increase the number of shares reserved for issuance thereunder to 540,000 from 240,000. The following description of the Purchase Plan, as amended, is qualified in its entirety by reference to the Plan included herewith as Exhibit B.

   Offerings; Number and Purchase Price of Shares. The Purchase Plan currently consists of three (3) annual offerings of not more than 80,000 shares of Common Stock each. The third offering of up to 80,000 shares will be issued to employees in January 2000 pursuant to employee payroll deductions during 1999. The proposed amendment would add 300,000 additional shares to the Purchase Plan, to be issued in three (3) annual installments of up to 100,000 shares each.

   The number of shares available for each payment period may be increased, at the election of the Committee of the Board of Directors, which administers the Purchase Plan. The Payment Periods under the Purchase Plan commence on January 1 and terminate December 31 of each year. The Company will grant to each participant an option to purchase on the last day of the Payment Period, the number of full shares of Common Stock as his/her accumulated payroll deductions on the last day of the Payment Period will pay for at the Option Price, provided that the employee remains eligible to participate in the Purchase Plan throughout the Payment Period. The Option Price for each Payment Period is the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period, or (ii) 85% of the fair market value of the Common Stock on the last day of the Payment Period. Fair market value is defined as the mean between the closing bid and asked prices of the Common Stock. An employee may elect to have up to 10% withheld from his or her regular salary for this purpose.

   Eligibility. With certain limited exceptions in the case of employees already holding 5% or more of the total voting power of capital stock of the Company, each employee of the Company having at least three (3) months of continuous service as of the beginning of a Payment Period and who ordinarily works 20 or more hours per week and more than five months per year is eligible to participate in the Purchase Plan. As of September 30, 1999, approximately 374 employees were eligible to participate in the 1996 Purchase Plan. The benefits or amounts that will be received by or allocated to persons eligible to receive options under the Purchase Plan are not determinable.

   Amendment, Termination and Administration. The Board of Directors of the Company may amend the Purchase Plan at any time. However, no such amendment shall be made without prior approval of the shareholders of the Company if such amendment would (a) except as provided in Articles 3 and 4 of the Plan, increase the number of shares of Common Stock to be offered under the Purchase Plan, or
(b) change the class of employees eligible to participate in the Purchase Plan or (c) cause the Purchase Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934 or with Section 423 of the Internal Revenue Code. The Purchase Plan is administered by a committee appointed by the Board of Directors.

   Federal Income Tax Consequences. The Company has determined the following general tax consequences of the Purchase Plan. The Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code.

   Transfers of stock to an employee under the Purchase Plan receive tax-favored treatment if (a) the employee is an employee of the Company at all times during the relevant Payment Period, and (b) the employee makes no disposition of the stock within two years after the first business day of the relevant Payment Period. No income results for the employee on the transfer of the stock, the Company has no trade or business deduction on the transfer, and the Company is not treated as receiving any amount other than the Option Price for the stock.

   If the employee disposes of the stock before meeting the holding period requirement, the employee has ordinary income for services and the Company has a deduction to the extent of any difference between the stock's value on disposition and the Option Price. The income is treated as received for the tax year of the employee when the disposition occurs. Similarly, the deduction is treated as allowable for the tax year of the Company when the disposition occurs.

   If no disposition is made until the holding period requirement is met, the employee must report ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the Option Price, and (b) the excess of the fair market value of the stock at the time of purchase over the Option Price. Any further gain on disposition is taxed as long-term capital gain. If the price received on disposition is less than the Option Price, the employee will report the loss as a long-term capital loss. The Company gets no deduction when the holding period is met, even if ordinary income results to the employee.

   The employee must report as ordinary income all amounts withheld from regular base pay in each Payment Period pursuant to an Authorization signed by him, as well as any interest earned on such funds while they are held by the Company on behalf of the employee.

   Employees who participate in the Purchase Plan should consult their own tax advisors to determine the specific tax consequences of the Purchase Plan for them.

                             SHAREHOLDER PROPOSALS

   Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 2000 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on June 17, 2000. In connection with shareholder proposals that are not presented for inclusion in the proxy materials, proxies solicited in connection with the 2000 annual meeting may confer discretionary voting authority on Company management with respect to certain types of shareholder proposals unless the proposing shareholder notifies the Company at least 45 days prior to the date of mailing the prior year's proxy that such proposal will be made at the meeting. The deadline for such notices in connection with the Company's 2000 annual meeting of shareholders is August 31, 2000.

                                 OTHER MATTERS

   All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

   The Company's independent public accountants for the fiscal years 1997, 1998 and 1999 are Arthur Andersen LLP. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 1999, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

   The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements, for the fiscal year ended June 30, 1999 filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any shareholder (including any beneficial owner) upon written request to Peter J. Jensen, Secretary, 6175
Longbow Drive, Boulder, Colorado 80301.   A copy of the exhibits to such report
will be furnished to any shareholder upon written request therefor and payment of a nominal fee.

                            COLORADO MEDTECH, INC.                     EXHIBIT A
                               STOCK OPTION PLAN



I.    Purpose
      -------

      The COLORADO MEDTECH, INC. Stock Option Plan (the "Plan") provides for the grant of Stock Options, Stock Appreciation Rights and Supplemental Bonuses to Employees and non-employee directors of Colorado MEDtech, Inc. (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) as the Board of Directors of the Company (the "Board") shall from time to time designate ("Participating Subsidiaries"), in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of their respective Employees and non-employee directors.

II.   Incentive Stock Options and Non-Incentive Stock Options
      -------------------------------------------------------

      The Stock Options granted under the Plan may be either:

      (a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

      (b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

      All Stock Options shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such, and the exercise of one does not affect the exercise of the other.

      Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

III.  Administration
      --------------

      3.1  Committee.   The Plan shall be administered by the Board or by a
           ---------
committee composed solely of two or more directors ("Committee") each of whom is a Non-Employee Director. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of this Plan and any Stock Option, Stock Appreciation Right or Supplemental Bonus granted hereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, or in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Committee or the Board may delegate any of its responsibilities under this Plan, other than its responsibility to grant Stock Options, to determine whether the Stock Appreciation Rights or Supplemental Bonuses, if any, payable to a Participant shall be paid in cash, in shares of Common Stock or a combination thereof, or to interpret and construe this Plan. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted

Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of this Plan.

      3.2  Actions of the Committee.   All actions taken and all interpretations
           ------------------------
and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") provides that the grant of a stock option to a director or officer of a company will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Committee, grants of Stock Options hereunder to and exercises of Stock Options by individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

IV.   Definitions
      -----------

      4.1  "Stock Option".   A Stock Option is the right granted under the Plan
           -------------
to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

      4.2  "Stock Appreciation Right".  A Stock Appreciation Right is the right
           -------------------------
to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of the Redemption Value of a specified number of shares of Common Stock then purchasable under a Stock Option.

      4.3  "Redemption Value".   The Redemption Value of shares of Common Stock
           -----------------
purchasable under a Stock Option shall be the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

      4.4  "Common Stock".   A share of Common Stock means a share of authorized
           -------------
but unissued or reacquired Common Stock (no par value per share) of the Company.

      4.5  "Fair Market Value".  If the Common Stock is not traded publicly, the
           ------------------
Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

      4.6  "Employee".  An Employee is an employee of the Company or any
           ---------
Participating Subsidiary.

      4.7  "Participant".  A Participant is a person to whom a Stock Option,
           ------------
Stock Appreciation Right or Supplemental Bonus is granted.

      4.8  "Non-Employee Director".  A Non-Employee Director is a person who
           ----------------------
satisfies the definition of a "non-employee director" set forth in Rule 16b-3 under the Exchange Act or any successor rule or regulation, as it may be amended from time to time.

      4.9  "Supplemental Bonus".  A Supplemental Bonus is the right to receive
           -------------------
payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of an amount determined under Section 7.7.

V.    Eligibility and Participation
      -----------------------------

      Grants of Stock Options, Stock Appreciation Rights and Supplemental Bonuses may be made to Employees or non-employee directors of the Company or any Participating Subsidiary; provided, however, that only Employees, including
                          --------  -------
directors of the Company who are also Employees, shall be eligible to receive ISOs. The Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted, the Option Price of such Stock Options and other terms and provisions of such Stock Options, all as provided in this Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be less than the Fair Market Value on the date the NSO is granted if the Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan.

VI.   Shares of Common Stock Subject to the Plan
      ------------------------------------------

      6.1  Maximum Number.  The maximum aggregate number of shares of Common
           --------------
Stock that may be made subject to Stock Options shall be 4,500,000 authorized but unissued shares. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed $100,000. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

      6.2  Capital Changes.  In the event any changes are made to the shares of
           ---------------
Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII.  Exercise of Stock Options
      -------------------------

      7.1  Time of Exercise.  Subject to the provisions of the Plan, including
           ----------------
without limitation Section 7.5, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

      7.2  Exchange of Outstanding Stock.  The Committee, in its sole
           -----------------------------
discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

      7.3  Use of Promissory Note; Exercise Loans.  The Committee may, in its
           --------------------------------------
sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option. The Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guarantee loans to a Participant by a third party.

      7.4  Stock Restriction Agreement.  The Committee may provide that shares
           ---------------------------
of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

      7.5  Termination of Employment Before Exercise.  If a Participant's
           -----------------------------------------
employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant's disability, any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of 30 days (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

      7.6  Disposition of Forfeited Stock Options.  Any shares of Common Stock
           --------------------------------------
subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

      7.7  Grant of Supplemental Bonuses.  The Committee, either at the time of
           -----------------------------
grant or at any time prior to exercise of any Stock Option or Stock Appreciation Right, may provide for a Supplemental Bonus from the Company or Participating Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under a Stock Option, or a specified number of Stock Appreciation Rights which may be or become exercisable. Such Supplemental Bonus shall be payable upon the exercise of the Stock Option or Stock Appreciation Right with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the Stock Option or upon the exercise of such Stock Appreciation Right, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus. The Committee may, in its discretion, elect to pay any part or all of the Supplemental Bonus in: (i) cash;
(ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The provisions of Section 8.3 shall apply to the giving of notice, the determination of the number of shares to be delivered, and the time for delivering shares. In applying Section 8.3, the Supplemental Bonus shall be treated as if it were a Stock Appreciation Right that the Participant exercised on the day the Supplemental Bonus became payable. Shares of Common Stock issued pursuant to this Section 7.7 shall not be deemed to have been issued upon the exercise of a Stock Option for purposes of the limitations imposed by Section
6.1 of the Plan.

VIII.   Stock Appreciation Rights
        -------------------------

  8.1   Grant of Stock Appreciation Rights.  The Committee may, from time to
        ----------------------------------
time, grant Stock Appreciation Rights to a Participant with respect to not more than the number of shares of Common Stock which are, or may become, purchasable under any Stock Option held by the Participant. The Committee may, in its sole discretion, specify the terms and conditions of such rights, including without limitation the time period or time periods during which such rights may be exercised and the date or dates upon which such rights shall expire and become void and unexercisable; provided, however, that in no event shall such rights expire and become void and unexercisable later than the time when the related Stock Option is exercised, expires or terminates. Each Participant to whom Stock Appreciation Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

        8.2   Exercise of Stock Appreciation Rights.  Subject to Section 8.3,
              -------------------------------------
and in lieu of purchasing shares of Common Stock upon the exercise of a Stock Option held by him, a Participant may elect to exercise the Stock Appreciation Rights, if any, he has been granted and receive payment of the Redemption Value of all, or any portion, of the number of shares of Common Stock subject to such Stock Option with respect to which he has been granted Stock Appreciation Rights; provided, however, that the Stock Appreciation Rights may be exercised only when the Fair Market Value of the Common Stock subject to such Stock Option exceeds the exercise price of the Stock Option. A Participant shall exercise his Stock Appreciation Rights by delivering a written notice to the Committee specifying the number of shares with respect to which he exercises Stock Appreciation Rights and agreeing to surrender the rights to purchase an equivalent number of shares of Common Stock subject to his Stock Option. If a Participant exercises Stock Appreciation Rights, payment of his Stock Appreciation Rights shall be made in accordance with Section 8.3 on or before the 90th day after the date of exercise of the Stock Appreciation Rights.

        8.3   Form of Payment.  If a Participant elects to exercise Stock
              ---------------
Appreciation Rights as provided in Section 8.2, the Committee may, in its absolute discretion, elect to pay any part or all of the Redemption Value of the shares with respect to which the Participant has exercised Stock Appreciation

Rights in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The Committee's election pursuant to this
Section 8.3 shall be made by giving written notice to the Participant within said 90-day period, which notice shall specify the portion which the Committee elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Common Stock by the Fair Market Value of one share of Common Stock on the date of exercise of the Stock Appreciation Rights. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day period.

IX.  No Contract of Employment
     -------------------------

     Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article IX shall affect any rights or obligations of the Company or any Participant under any written contract of employment.

X.   No Rights as a Stockholder
     --------------------------

     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to shareholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

XI.  Assignability
     -------------

     No Stock Option, Stock Appreciation Right or Supplemental Bonus right granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of an NSO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO, Stock Appreciation Right or Supplemental Bonus right granted under this Plan by a Participant, and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be set forth in the Option Agreement. In the event of a Participant's death, the Stock Option or any Stock Appreciation Right or Supplemental Bonus right may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution. The terms of any rights under this Plan in the hands of a transferee or assignee shall be determined as if held by the Participant and shall be of no greater extent or term than if the transfer or assignment had not taken place.

XII. Merger or Liquidation of the Company
     ------------------------------------

     If the Company or its shareholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section 7.1 have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Option, or otherwise modified the Stock Options.

XIII.  Amendment
       ---------

       The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), or
(ii) materially modify the requirements as to eligibility for participation in the Plan.

XIV.   Registration of Optioned Shares
       -------------------------------

       The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of applicable state securities laws.

XV.    Withholding Taxes
       -----------------

       The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes (including the withholding of shares of Common Stock otherwise issuable which appropriate Fair Market Value) which the Company or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option, Stock Appreciation Right or Supplemental Bonus, including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Stock Option or Stock Appreciation Right or upon payment of any Supplemental Bonus, until the Participant reimburses the Company or Participating Subsidiary for the amount the Company or Participating Subsidiary is required to withhold with respect to such taxes, or canceling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.

XVI.   Brokerage Arrangements
       ----------------------

       The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options, Stock Appreciation Rights or Supplemental Bonuses, including, without limitation, arrangements for the simultaneous exercise of Stock Option, Stock Appreciation Rights or Supplemental Bonuses, and sale of the shares acquired upon such exercise.

XVII.   Nonexclusivity of the Plan
        --------------------------

        Neither the adoption of the Plan by the Board nor the submission of this Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

XVIII.  Effective Date
        --------------

        This Plan was adopted by the Board of Directors and became effective on June 25, 1992 and was approved by the Company's shareholders on May 14, 1993. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.

                                                                       EXHIBIT B

                            COLORADO MEDTECH, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN


1)  Purpose
    -------

    This Employee Qualified Stock Purchase Plan (the "Plan") is intended to serve as an incentive and to encourage stock ownership by all eligible employees of Colorado MEDtech, Inc. (the "Company") and participating subsidiaries (as defined in Section 17 hereof) so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2)  Eligible Employees
    ------------------

    All employees of the Company or any of its participating subsidiaries who have completed three (3) months of employment with the Company or any of its participating subsidiaries ("Eligible Employees") prior to the beginning of any Payment Period (as hereinafter defined) (or July 1, in the case of new Participants or Participants electing to increase their participation in the second half of any Payment Period) shall be eligible to receive options under the Plan to purchase the Company's Common Stock, no par value (the "Stock"). In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(d) of the Code shall apply and all stock which the employee may purchase under outstanding options (notwithstanding that such options may not be presently exercisable) shall be treated as stock owned by the employee.

    For purposes of this Article 2, the term "employee" shall not include an employee whose customary employment by the Company or participating subsidiary is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

3)  Stock Subject to the Plan
    -------------------------

    The stock subject to the options issued under the Plan shall be shares of the Company's authorized but unissued shares of Stock or shares of Stock reacquired by the Company. The aggregate number of shares which may be issued pursuant to the Plan is 540,000 subject to increase or decrease as provided herein by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. The maximum number of shares available during each annual Payment Period shall not exceed 100,000 shares. If the total number of shares to be purchased by all Participants on any exercise date exceeds the number of shares then available for issuance under the Plan, a pro rata allocation of the shares available shall be made in a uniform and equitable manner.

4)  Payment Periods and Stock Options
    ---------------------------------

    The annual period, January 1 to December 31 is a payment period during which payroll deductions will be accumulated under the Plan ("Payment Periods"). The Plan will be implemented in three (3) annual Payment Periods beginning January 1, 1997. Thereafter, it will be continued for three (3) additional annual Payment Periods beginning January 1, 2000. Each Payment Period includes only regular pay days falling within it.

    One time each year, on the first business day of each Payment Period (or July 1, in the case of new Participants, or Participants electing to increase their participation in the second half of any Payment Period, but only to the extent of such increase), the Company will grant to each eligible Employee who has elected to participate in the Plan (a "Participant") an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided, such number of full shares of the Stock reserved for the purposes of the Plan as his/her accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, provided that such employee remains eligible to participate in the Plan throughout such Payment Period. If the Payment Period terminates on a Saturday, Sunday or legal holiday, then the last day of the Payment Period shall be the last business day prior to December
31. The Option Price for each Payment Period shall be the lesser of (i) 85% of the fair market value (as hereinafter defined) of the Stock on the first business day of the Payment Period (or July 1, in the case of new Participants, or Participants electing to increase their participation in the second half of any Payment Period, but only to the extent of such increase); or (ii) 85% of the fair market value of the Stock on the last day of the Payment Period, in either case rounded up to avoid fractions other than 1/8, 1/4, 1/2 and 3/4. In the event of an increase or decrease in the number of outstanding shares of Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and proportionate increase in the Option Price per share, as may be required to enable an Eligible Employee who is then a Participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his/her accumulated payroll deduction on such date will pay for at the adjusted Option Price. The determination of what constitutes an "appropriate adjustment" shall be made by the Board of Directors, whose determination thereof shall be final.

    For purposes of this Plan the term "fair market value" means, if the Stock is listed on a national securities exchange, the average of the high and low prices of the Stock on such exchange or if the Stock is traded in the over-the-counter securities market, the mean between the closing bid and asked prices of the Stock.

    No employee shall be granted an option which permits his/her rights to purchase Stock under the Plan and any other employee stock purchase plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock

(determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. A right to purchase Stock under the Plan "accrues" on the last day of the Payment Period. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

5)  Exercise of Option
    ------------------

    Each Participant who fails to withdraw from participation in the Plan on or prior to the last business day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Stock reserved for the purpose of the Plan as his/her accumulated payroll deductions on such date will pay for at such Option Price. If a Participant is not an employee on the last day of a Payment Period, he/she shall not be entitled to exercise his/her option.

6)  Unused Payroll Deductions
    -------------------------

    Only full shares of Stock may be purchased. Any balance remaining in a Participant's account after a purchase will be reported to the employee and will be carried in the employee's account towards the purchase of additional shares in the next Payment Period.

7)  Authorization for Entering Plan
    -------------------------------

    An Eligible Employee may elect to participate in the Plan by completing, signing and delivering to the Company's Human Resources Manager an authorization:

    (a)  stating the amount to be deducted regularly from his/her pay;

    (b) authorizing the purchase of Stock for him/her in each Payment Period in accordance with the terms of the Plan; and

    (c) specifying the exact name in which stock purchased for him/her is to be issued as provided under Article 11 hereof.

    Such Authorization must be received by the Human Resources Manger at least ten (10) days before the beginning date of a Payment Period (or July 1, in the case of new Participants or Participants electing to increase their participation in the second half of any Payment Period) to be effective for that Payment Period.

    Unless a Participant files a new Authorization or withdraws from the Plan, his/her deductions and purchases under the Authorization he/she has on file under the Plan will continue as long as the Plan remains in effect.

    The Company will accumulate and hold for the Participant's account the amounts deducted from his/her pay. Interest earned, if any, will be credited to the Participant's account for the purchase of additional shares.

8)   Maximum Amount of Payroll Deductions
     ------------------------------------

     An employee may make lump sum contributions (but not later than the first day of a Payment Period or July 1, in the case of new Participants or Participants electing to increase their participation in the second half of any Payment Period) or authorize payroll deductions spread evenly over a Payment Period in any even dollar amount up to, but not more than, ten percent (10%) of his/her regular base pay in any payroll period, over that Payment Period; provided, however, that the minimum deduction in respect of any payroll period shall be Five Dollars ($5.00) (or such lesser amount as the Board shall establish).

9)   Change in Payroll Deductions; Lump Sum Contribution
     ---------------------------------------------------

     Deductions may be decreased only once in a Payment Period. In addition, an employee may make lump sum contributions to the Plan (but not later than the first day of a Payment Period or July 1, in the case of new Participants or Participants electing to increase their participation in the second half of any Payment Period) or elect to increase payroll deductions in the second half of a Payment Period. A new Authorization will be required and must be received by the Human Resources Manager at least ten (10) days before the end of the payroll period for which it is to become effective. A new Authorization to increase deductions or make a lump sum contribution in the second half of a Payment Period must be received by the Human Resources Manager at least ten (10) days before the beginning of that half of such Payment Period

10)  Withdrawal from the Plan
     ------------------------

     A participant may withdraw from the Plan in whole but not in part, at any time prior to the fifteenth (15th) calendar date prior to the end of each Payment Period or, if such day is not a business day, then the next succeeding business day, by delivering a Withdrawal Notice to the Human Resources Manager, in which event the Company will promptly refund the entire balance of his deductions not theretofore used to purchase Stock under the Plan.

     A Participant who has withdrawn from the Plan shall be treated as an employee who has never elected to participate in the Plan. To re-enter the Plan a new Authorization must be filed at least ten (10) days before the beginning date of a Payment Period, which Authorization will not become effective before the beginning of the next Payment Period.

11)  Issuance of Stock
     -----------------

     Certificates for Stock issued to Participants will be delivered as soon as practicable after each Payment Period.

     Stock purchased under the Plan will be issued only in the name of the Participant, or if his/her Authorization so specified, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship.

12)  No Transfer or Assignment of Employee's Rights
     ----------------------------------------------

     An employee's rights under the Plan may not be transferred to, assigned to, or availed of by, any other person. Any option granted to an employee under this Plan may be exercised only by him/her during his/her lifetime.

13)  Termination of Employee's Rights
     --------------------------------

     An employee's rights to participate in, and a Participant's rights under, the plan will terminate when he/she ceases to be an employee because of retirement, resignation, layoff, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from a Participant on the day his/her employment ceases, and all payroll deductions not used to purchase Stock will be refunded to him/her.

     If a Participant's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him/her on the day the interruption occurs.

14)  Termination and Amendments to Plan
     ----------------------------------

     The Plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case when all or substantially all the unissued shares of Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Stock will be refunded.

     The Board of Directors also reserves the right to amend the Plan from time to time, in any respect; provided, however, that no amendment shall be effective without prior approval of the shareholders entitled to vote thereon, which would
(a) except as provided in Articles 3 and 4, increase the number of shares of Stock to be offered under the Plan or (b) change the class of employees eligible to participate in the Plan. Further, no amendment shall be made without prior approval of the shareholders of the Company if such amendment would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934 or with Section 423 of the Internal Revenue Code.

15)  Limitations on Sale of Stock Purchased Under the Plan; Tax Matters
     ------------------------------------------------------------------

     Each Participant who is subject to Section 16(a) promulgated under the Securities Exchange Act of 1934 (i.e., officers of the Company), will agree upon entering the Plan to hold the Stock for a period of six (6) months after its acquisition. Because of certain federal tax law requirements, each Participant will agree upon entering the Plan, promptly to give the Chief Financial Officer of the Company notice of any Stock disposed of within two (2) years after the date of the first day of the Payment Period during which the Stock was purchased under the Plan showing the number of such shares disposed of. The employee assumes the risk of any fluctuations in the price of such Stock.

     Satisfaction of Withholding Obligations. The Company or participating subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or the participating subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Company stock received hereunder (collectively, "Withholding Obligations"). Such steps may include, by way of example only and not limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Participant to tender to the Company shares of Company stock, the fair market value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Company stock otherwise issuable upon the exercise of a stock option and which have a fair market value at the exercise date sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing.

     Notification of Inquiries and Agreements. Each Participant shall notify the Company in writing within 10 days after the date such Participant (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Company stock or options purchased or granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Company stock or option received under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; (iii) exercises, sells, disposes of, or otherwise transfers an option acquired pursuant to this Plan; or (iv) sells, disposes of, or otherwise transfers stock acquired pursuant to the Plan within the Disqualified Period. Upon request, a Participant shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's Tax liability or withholding obligations as a result of such event.

16)  Company's Payment of Expenses Related to Plan
     ---------------------------------------------

     The Company will bear all costs of administering and carrying out the Plan.

17)  Participating Subsidiaries
     --------------------------

     The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the plan is approved by the stockholders.

18)  Administration of the Plan
     --------------------------

     The Plan shall be administered by the Board of Directors of the Company or by a committee composed solely of two or more directors (the "Committee") each of whom is a Non-Employee Director. A "Non-Employee Director" is a person who satisfies the definition of a "non-employee director" set forth in Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended. The Board of Directors may from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan will be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board. Determinations made by the Committee and approved by the Board with respect to any matter or provision contained in the Plan will be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

19)  Optionees Not Stockholders
     --------------------------

     Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by a certificate representing such shares has been issued to him/her.

20)  Governmental Regulation
     -----------------------

     The Company's obligation to sell and deliver shares of the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

21)  Effectiveness of the Plan
     -------------------------

     The Plan shall become effective September 27, 1996, the date of its adoption by the Board of Directors, subject to the approval of the holders of a majority of the securities of the Company entitled to vote, which approval must occur within the period beginning twelve (12) months before the ending twelve
(12) months after the date the Plan is adopted by the Board of Directors. Anything to the contrary notwithstanding, no Stock may be issued under the Plan until such shareholder approval is obtained.

                          COLORADO MEDTECH, INC. PROXY

               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 19, 1999
  The undersigned hereby constitutes, appoints, and authorizes John V. Atanasoff II and Peter J. Jensen, and each of them, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the no par value Common Stock of Colorado MEDtech, Inc., a Colorado corporation, at the Annual Meeting of the Shareholders to be held November 19, 1999, at Hotel Boulderado, 2115 13th Street, Boulder, Colorado, at 3:00 p.m., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated October 15, 1999, receipt of which is hereby acknowledged.
1. Approval of the election of each of the seven nominees named herein for the office of director to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.
         FOR ALL NOMINEES LISTED BELOW
                                     WITHHOLD AUTHORITY
         (except as marked to the contrary below) [_]
                                     to vote for all listed below [_]
  (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
    J. Atanasoff II, J. Jenkins, I. Langenthal, D. Leffingwell, C. Mezey, R.
                             Sullivan, and J. Wolfe
2. Approval of an amendment to the Colorado MEDtech, Inc. Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 3,500,000 to 4,500,000.
       FOR [_]   AGAINST [_]
3. Approval of an amendment to the Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 240,000 to 540,000.
       FOR [_]   AGAINST [_]
4. The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.



  The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

DATED:___________, 1999
                                            -----------------------
                                            Signature(s) of Shareholder(s)

                                            -----------------------
                                            Signature(s) of Shareholder(s)

                                            Signature(s) should
                                            agree with the name(s)
                                            shown hereon.
                                            Executors,
                                            administrators,
                                            trustees, guardians
                                            and attorneys should
                                            indicate their
                                            capacity when signing.
                                            Attorneys should
                                            submit powers of
                                            attorney. When shares
                                            are held by joint
                                            tenants, both should
                                            sign. If a
                                            corporation, please
                                            sign in full corporate
                                            name by President or
                                            other authorized
                                            officer. If a
                                            partnership, please
                                            sign in partnership
                                            name by authorized
                                            person.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLORADO
                                 MEDTECH, INC.
    PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU
                              ATTEND THE MEETING.